Exhibit 99.1

BWX Technologies Announces Second Quarter 2015 Results

  Successfully Completed Spin-off of Power Generation Business
  Nuclear Operations Produces Strong Operating Performance
  EPS $0.32 When Adjusted for Spin Cost and Restructuring Charges
  Backlog in Nuclear Energy Nearly Double from Prior Year Period

LYNCHBURG, Va.--(BUSINESS WIRE)--August 5, 2015--BWX Technologies, Inc. (NYSE: BWXT) (“BWXT” or the “Company”) today reported second quarter 2015 revenues of $357.1 million, a decrease of $5.4 million, or 1.5%, from the second quarter of 2014. GAAP earnings per share from continuing operations for the second quarter of 2015 were $0.00 compared to $0.20 in the second quarter of 2014. Adjusted (Non-GAAP) earnings per share from continuing operations, which excludes a $0.27 per share impact of spin-related and restructuring costs for the quarter, were $0.32 compared to $0.35 in the second quarter of 2014. Unless stated otherwise, the results of operations discussion included in this release are on a continuing operations basis and exclude the results of operations from our former Power Generation business, which are included as part of discontinued operations in the attached financial statements.

“In the first half of 2015, we completed the spin-off of our former Power Generation business, as anticipated, while continuing to deliver solid operating results. BWXT is now better positioned to attract an investor base specifically suited to our Company’s unique operational and financial characteristics,” said Mr. John A. Fees, Executive Chairman. “Our Nuclear Operations segment continued to deliver strong and stable operating performance in the second quarter. In addition, the Nuclear Energy segment produced significantly improved bookings and backlog this quarter. Looking forward, we have a solid backlog in our Nuclear Operations segment, nearly two times the backlog in Nuclear Energy compared to the prior year period, and we see good prospects in all of our business segments to deliver EPS growth in the second half of the year.”

Results of Operations

The Company’s consolidated revenues for the second quarter of 2015 were $357.1 million, a decrease of 1.5%, compared to $362.5 million for the second quarter of 2014. The Nuclear Operations segment revenues were relatively unchanged at $291.8 million in the second quarter of 2015 compared to $293.4 million in the same quarter in 2014. Similarly, revenues from the Nuclear Energy segment were $45.5 million compared to $44.9 million in the prior year period. The Technical Services segment revenues were $21.6 million in the second quarter of 2015 compared to $26.0 million in the same quarter in 2014, a decrease of $4.4 million, primarily attributable to the termination of our work scope for the American Centrifuge Program last year.

GAAP operating income for the second quarter was $11.6 million, a decrease of $15.9 million compared to $27.5 million in the same period of 2014. The decline in consolidated GAAP operating income is primarily attributable to spin-related and restructuring costs for the second quarter. Operating income in the Nuclear Operations segment increased $2.5 million compared to last year’s second quarter profit to $61.1 million primarily due to improved productivity in our equipment manufacturing operations. Our Nuclear Energy segment reported operating income of $2.4 million in the period compared to $1.5 million of operating income in the prior year period as the segment continues to restructure the business in order to reduce costs and improve operating profit margins. Our Technical Services segment operating income decreased $9.6 million in the quarter to $5.5 million, primarily attributable to the loss of the Y-12 National Security Complex and Pantex Plant contracts. Our results include a significant improvement in the mPower operating loss by $27.4 million to a loss of $(4.5) million in the three months ended June 30, 2015 compared to a loss of $(31.9) million in the same period of 2014 due to the restructuring of our mPower program to focus on technology development.

GAAP operating income from continuing operations for the second quarter of 2015 includes $16.5 million of special charges for restructuring activities and $24.5 million of spin-related costs. Excluding these charges and mark-to-market adjustments for pension and post-retirement benefits, adjusted operating income for the second quarter of 2015 was $54.7 million, or an increase of 4.0% compared to adjusted operating income of $52.6 million in the second quarter of 2014.

“We are pleased with the progress we’ve made across our different businesses during this period,” said Mr. Fees. “In addition to the solid results in the Nuclear Operations business, the Nuclear Energy segment reported bookings near $190 million, the highest bookings quarter for the segment in almost five years. We expect the Nuclear Energy segment to take full advantage of these bookings as it continues its restructuring efforts focused on improving margins and driving organic growth. While the Technical Services segment remains focused on improving performance across its operations, we continue to be optimistic about the segment’s growth opportunities. Now that the spin-off is complete, we will accelerate our strategies for driving the Company’s growth and continuing to return value to our shareholders.”

Liquidity and Debt

The Company generated consolidated cash flows from operations of $78.2 million, inclusive of cash flows of our former Power Generation business, compared with $5.8 million in the second quarter of 2014, driven primarily by improvements in project cash flows. At the end of the second quarter, the Company’s post-spin cash and investments position, net of restricted cash, was $58.7 million.

As of June 30, 2015, outstanding balances under our credit facility included a $300 million term loan, $30 million in revolving loans, and letters of credit issued under the facility totaling $71.7 million, resulting in $498.3 million of availability under our credit facility as of the end of the second quarter 2015.

Quarterly Dividend

On July 31, 2015, the Company declared a quarterly cash dividend of $0.06 per common share. The dividend will be payable on September 10, 2015 to shareholders of record on August 20, 2015.

Outlook

Segment guidance provided for 2015 remains unchanged at the business unit level. The Company reaffirms its guidance that revenue from Nuclear Operations will be consistent with levels achieved in the last two years and expected operating margin in the high teens for the second half of the year. Additionally, adjusted earnings per share for the full year 2015 are still expected to be between $1.30 and $1.40. Adjusted earnings per share exclude mark-to-market adjustments for pension and post-retirement benefits, restructuring costs and spin costs.

Conference Call to Discuss Second Quarter 2015 Results

Date: Thursday, August 6, 2015, at 8:30 a.m. EST

Live Webcast: Investor Relations section of website at www.bwxt.com

Forward-Looking Statements

BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog and bookings, to the extent they may be viewed as an indicator of future revenues; growth prospects and strategies in our segments and our 2015 outlook. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in Federal appropriations to government programs in which we participate; our ability to successfully bid for new projects; the ability of BWXT to successfully operate independently; the inability to retain key personnel; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2014 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT

BWX Technologies, Inc. is a leading supplier of nuclear components and fuel to the U.S. government; provides technical, management and site services to support governments in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components and services for the commercial nuclear power industry. BWXT has approximately 5,200 employees and significant operations in Lynchburg, Va.; Erwin, Tenn.; Mount Vernon, Ind.; Euclid, Ohio; Barberton, Ohio; and Cambridge, Ontario, as well as more than a dozen U.S. Department of Energy sites around the country. For additional information please visit our website at www.bwxt.com.

EXHIBIT 1

BWX TECHNOLOGIES, INC. RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)

	Three Months Ended June 30, 2015
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	One Time Tax (Benefit) / Charges	Non-GAAP

Operating Income	$11.6	$2.2	$40.9	$-	$54.7
Other Income / (Expense)	(3.0)	-	-	-	(3.0)
Income Tax (Expense) / Benefit	(9.0)	(0.7)	(11.6)	3.5	(17.8)
Net Income (Loss)	(0.4)	1.4	29.3	3.5	33.8
Net Loss Attributable to Non-Controlling Interest	0.2	-	-	-	0.2
Net Income (Loss) Attributable to BWXT	$(0.2)	$1.4	$29.3	$3.5	$34.1

Diluted Shares Outstanding (3)	107.1				107.6
Diluted Earnings per Common Share	$0.00	$0.01	$0.27	$0.03	$0.32

Tax Rate	104.7%				34.5%
	Three Months Ended June 30, 2014
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	One Time Tax (Benefit) / Charges	Non-GAAP

Operating Income	$27.5	$-	$25.2	$-	$52.6
Other Income / (Expense)	(0.4)	-	-	-	(0.4)
Income Tax (Expense) / Benefit	(7.9)	-	(8.6)	-	(16.5)
Net Income (Loss)	19.2	-	16.6	-	35.8
Net Loss Attributable to Non-Controlling Interest	3.0	-	-	-	3.0
Net Income (Loss) Attributable to BWXT	$22.2	$-	$16.6	$-	$38.8

Diluted Shares Outstanding	110.1				110.1
Diluted Earnings per Common Share	$0.20	$-	$0.15	$-	$0.35

Tax Rate	29.2%				31.5%

(1) May not foot due to rounding.

(2) BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.

(3) For the three months ended June 30, 2015, basic shares outstanding were used to calculate the GAAP EPS since BWXT had a net loss for the quarter. Diluted shares outstanding were used to calculate the non-GAAP EPS.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC. RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)

	Six Months Ended June 30, 2015
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	One Time Tax (Benefit) / Charges	Non-GAAP

Operating Income	$ 65.4	$ 2.2	$ 42.6	$ -	$ 110.1
Other Income / (Expense)	(6.6)	-	-	-	(6.6)
Income Tax (Expense) / Benefit	(25.2)	(0.7)	(12.2)	3.5	(34.6)
Net Income (Loss)	33.6	1.4	30.4	3.5	68.9
Net Loss Attributable to Non-Controlling Interest	0.5	-	-	-	0.5
Net Income (Loss) Attributable to BWXT	$ 34.1	$ 1.4	$ 30.4	$ 3.5	$ 69.4

Diluted Shares Outstanding	107.4				107.4
Diluted Earnings per Common Share	$ 0.32	$ 0.01	$ 0.28	$ 0.03	$ 0.65

Tax Rate	42.9%				33.4%
	Six Months Ended June 30, 2014
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	One Time Tax (Benefit) / Charges	Non-GAAP

Operating Income	$72.1	$-	$26.4	$-	$98.4
Other Income / (Expense)	(1.2)	-	-	-	(1.2)
Income Tax (Expense) / Benefit	(16.5)	-	(9.0)	-	(25.5)
Net Income (Loss)	54.3	-	17.4	-	71.7
Net Loss Attributable to Non-Controlling Interest	7.0	-	-	-	7.0
Net Income (Loss) Attributable to BWXT	$61.4	$-	$17.4	$-	$78.7

Diluted Shares Outstanding	110.5				110.5
Diluted Earnings per Common Share	$0.56	$-	$0.16	$-	$0.71

Tax Rate	23.3%				26.3%

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS ASSETS

	June 30,	December 31,
	2015	2014
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$46,910	$123,624
Restricted cash and cash equivalents	15,459	50,835
Investments	4,505	4,837
Accounts receivable – trade, net	146,847	165,144
Accounts receivable – other	11,938	6,094
Contracts in progress	314,982	290,622
Inventories	11,384	9,926
Deferred income taxes	33,560	38,320
Other current assets	42,141	32,127
Assets of discontinued operations – current	-	752,273

Total Current Assets	627,726	1,473,802

Property, Plant and Equipment	827,620	880,848
Less accumulated depreciation	562,198	573,048

Net Property, Plant and Equipment	265,422	307,800

Investments	7,307	7,606

Goodwill	169,000	169,914

Deferred Income Taxes	126,833	132,778

Investments in Unconsolidated Affiliates	31,852	31,256

Intangible Assets	59,343	60,227

Other Assets	49,742	50,133

Assets of Discontinued Operations – Non-Current	-	623,420

TOTAL	$1,337,225	$2,856,936

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30,	December 31,
	2015	2014
	(Unaudited)
	(In thousands, except share and per share amounts)

Current Liabilities:
Notes payable and current maturities of long-term debt	$15,000	$15,000
Accounts payable	77,438	88,985
Accrued employee benefits	53,158	85,433
Accrued liabilities – other	59,496	60,010
Advance billings on contracts	123,261	107,437
Accrued warranty expense	16,097	15,889
Liabilities of discontinued operations – current	-	446,881

Total Current Liabilities	344,450	819,635

Long-Term Debt	315,000	285,000

Accumulated Postretirement Benefit Obligation	27,699	29,956

Environmental Liabilities	58,293	56,259

Pension Liability	305,810	308,927

Other Liabilities	29,440	43,126

Liabilities of Discontinued Operations – Non-Current	-	299,832

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 122,411,659 and 121,604,332 shares at June 30, 2015 and December 31, 2014, respectively	1,224	1,216
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-	-
Capital in excess of par value	13,229	775,393
Retained earnings	648,923	642,489
Treasury stock at cost 14,971,299 and 14,915,776 shares at June 30, 2015 and December 31, 2014, respectively	(425,702)	(423,990)
Accumulated other comprehensive income	5,077	3,596
Stockholders’ Equity – BWX Technologies, Inc.	242,751	998,704
Noncontrolling interest	13,782	15,497
Total Stockholders’ Equity	256,533	1,014,201

TOTAL	$1,337,225	$2,856,936

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$357,135	$362,488	$692,622	$717,904

Costs and Expenses:
Cost of operations	249,489	257,819	477,124	510,373
Research and development costs	3,653	26,636	7,481	46,621
Selling, general and administrative expenses	54,760	53,368	105,186	103,339
Special charges for restructuring activities	16,460	9,957	16,608	11,137
Costs to spin-off the Power Generation business	24,470	-	25,987	-
Total Costs and Expenses	348,832	347,780	632,386	671,470

Equity in Income of Investees	3,282	12,749	5,134	25,652

Operating Income	11,585	27,457	65,370	72,086

Other Income (Expense):
Interest income	170	27	234	231
Interest expense	(3,300)	(636)	(5,561)	(1,805)
Other – net	120	258	(1,284)	363
Total Other Income (Expense)	(3,010)	(351)	(6,611)	(1,211)

Income from continuing operations before provision for income taxes and noncontrolling interest	8,575	27,106	58,759	70,875

Provision for Income Taxes	8,982	7,917	25,200	16,542

Income (loss) from continuing operations before noncontrolling interest	(407)	19,189	33,559	54,333

Income (loss) from discontinued operations, net of tax	(16,912)	4,303	(5,837)	10,313

Net Income (Loss)	$(17,319)	$23,492	$27,722	$64,646

Net Loss Attributable to Noncontrolling Interest	172	2,945	388	6,835

Net Income (Loss) Attributable to BWX Technologies, Inc.	$(17,147)	$26,437	$28,110	$71,481

Amounts Attributable to BWX Technologies, Inc.’s Common Shareholders:
Income (loss) from continuing operations, net of tax	$(181)	$22,211	$34,053	$61,361
Income (loss) from discontinued operations, net of tax	(16,966)	4,226	(5,943)	10,120
Net Income (Loss) Attributable to BWX Technologies, Inc.	$(17,147)	$26,437	$28,110	$71,481

Earnings per Common Share:
Basic:
Income (loss) from continuing operations	$0.00	$0.20	$0.32	$0.56
Income (loss) from discontinued operations	(0.16)	0.04	(0.06)	0.09
Net Income (Loss) Attributable to BWX Technologies, Inc.	$(0.16)	$0.24	$0.26	$0.65

Diluted:
Income (loss) from continuing operations	$0.00	$0.20	$0.32	$0.56
Income (loss) from discontinued operations	(0.16)	0.04	(0.06)	0.09
Net Income (Loss) Attributable to BWX Technologies, Inc.	$(0.16)	$0.24	$0.26	$0.65

Shares used in the computation of earnings per share:
Basic	107,120,149	109,766,237	106,948,033	110,102,826
Diluted	107,120,149	110,116,630	107,359,947	110,501,337

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		Six Months Ended
		June 30,
		2015		2014
CASH FLOWS FROM OPERATING ACTIVITIES:		(Unaudited) (In thousands)
Net Income		$ 27,722		$ 64,646
Non-cash items included in net income from continuing operations:
Depreciation and amortization		51,715		35,053
Income of investees, net of dividends		1,306		(8,517)
Losses on asset disposals and impairments, net		26,441		1,457
In-kind research and development costs		-		5,830
Recognition of losses for pension and postretirement plans		3,179		1,189
Stock-based compensation and thrift plan expense		22,444		7,411
Excess tax benefits from stock-based compensation		22		(552)
Changes in assets and liabilities:
Accounts receivable		46,890		(6,635)
Accounts payable		(17,710)		(129,471)
Contracts in progress and advance billings on contracts		(4,110)		(52,142)
Inventories		(859)		5,666
Income taxes		(35,953)		(7,890)
Accrued and other current liabilities		8,664		2,674
Pension liability, accrued postretirement benefit obligation and employee benefits		(45,692)		(35,671)
Other, net		(786)		9,250
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES		83,273		(107,702)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents		3,500		6,285
Purchases of property, plant and equipment		(40,601)		(37,822)
Acquisition of business, net of cash acquired		-		(127,098)
Purchase of intangible assets		-		(722)
Purchases of securities		(8,197)		(21,225)
Sales and maturities of securities		2,016		27,802
Proceeds from asset disposals		60		10
Investment in equity method investees		-		(4,900)
NET CASH USED IN INVESTING ACTIVITIES		(43,222)		(157,670)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt		-		(1,815)
Increase in short-term borrowing		-		733
Borrowings under the Credit Agreement		33,750		562,300
Repayments under Credit Agreement		(3,750)		(298,500)
Payment of debt issuance costs		(5,023)		(4,929)
Repurchase of common shares		-		(99,742)
Dividends paid to common shareholders		(21,549)		(22,103)
Exercise of stock options		3,229		3,463
Excess tax benefits from stock-based compensation		(22)		552
Cash divested in connection with spin-off of Power Generation business		(307,562)		-
Other		(232)		(409)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES		(301,159)		139,550
EFFECTS OF EXCHANGE RATE CHANGES ON CASH		(4,951)		(4,376)
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS		(266,059)		(130,198)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		312,969		346,116
CASH AND CASH EQUIVALENTS AT END OF PERIOD		$ 46,910		$ 215,918
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest		$ 4,322		$ 1,296
Income taxes (net of refunds)		$ 58,397		$ 28,099
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable		$ 3,182		$ 3,938

BWX TECHNOLOGIES, INC. BUSINESS SEGMENT INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands)
REVENUES:
Nuclear Operations	$291,751	$ 293,438	$ 576,189	$579,652
Technical Services	21,589	26,015	40,173	50,470
Nuclear Energy	45,466	44,927	78,423	92,707
Other	-	-	-	278
Adjustments and Eliminations	(1,671)	(1,892)	(2,163)	(5,203)

TOTAL	$357,135	$ 362,488	$ 692,622	$717,904

SEGMENT INCOME:
Nuclear Operations	$61,145	$ 58,682	$ 129,157	$118,210
Technical Services	5,490	15,078	7,135	29,867
Nuclear Energy	2,364	1,548	(1,304)	2,071
Other	(4,490)	(31,933)	(9,658)	(58,642)
SUBTOTAL	64,509	43,375	125,330	91,506
Corporate	(9,833)	(5,961)	(15,204)	(8,283)
Special Charges for Restructuring Activities	(16,460)	(9,957)	(16,608)	(11,137)
Cost to Spin-Off Power Generation Business	(24,470)	-	(25,987)	-
Mark to Market Adjustment	(2,161)	-	(2,161)	-
TOTAL	$11,585	$ 27,457	$ 65,370	$72,086

DEPRECIATION AND AMORTIZATION:
Nuclear Operations	$9,426	$ 7,299	$ 19,228	$13,657
Technical Services	-	-	1	1
Nuclear Energy	1,760	1,560	3,394	3,354
Other	275	262	550	449
Corporate	3,686	3,179	7,084	6,285

TOTAL	$15,147	$ 12,300	$ 30,257	$23,746

CAPITAL EXPENDITURES:
Nuclear Operations	$6,343	$ 8,819	$ 15,952	$17,109
Technical Services	-	-	-	-
Nuclear Energy	686	2,095	2,654	8,237
Other	-	392	-	1,884
Corporate	6,535	2,389	10,761	4,494

TOTAL	$13,564	$ 13,695	$ 29,367	$31,724

BACKLOG:
Nuclear Operations	$2,598,842	$ 2,578,591	$ 2,598,842	$2,578,591
Technical Services	12,701	12,246	12,701	12,246
Nuclear Energy	380,549	192,452	380,549	192,452
Other	-	1,392	-	1,392

TOTAL	$2,992,092	$ 2,784,681	$ 2,992,092	$2,784,681

BOOKINGS:
Nuclear Operations	$42,998	$ 20,564	$ 394,790	$784,008
Technical Services	12,839	36,897	50,170	57,632
Nuclear Energy	189,898	61,989	193,951	138,026

TOTAL	$245,735	$ 119,450	$ 638,911	$979,666

CONTACT:
BWX Technologies, Inc.
Investor Contact:
Alan Nethery, 980-365-4300
Vice President, Investor Relations
Investors@bwxt.com
or
Media Contact:
Aimee Mills, 980-365-4145
Public Relations Manager
aemills@bwxt.com